EXHIBIT 23.2

                           CONSENT OF NEFF & RICCI LLP


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                        [LETTERHEAD OF NEFF & RICCI LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS



Board of Directors
GFSB Bancorp, Inc.


         We consent to incorporation by reference in the registration statement (No. 333-07131) on Form S-8 of GFSB Bancorp, Inc. of our report dated August 3, 2000, relating to the consolidated statements of financial condition of GFSB Bancorp, Inc. as of June 30, 2000 and 1999, and the related consolidated statements of earnings and comprehensive earnings, changes in stockholders' equity and cash flows for the years ending June 30, 2000 and 1999, which report appears in the June 30, 2000 annual report on Form 10- KSB of GFSB Bancorp, Inc.




                                                     /s/ Neff & Ricci LLP
                                                     ---------------------------
                                                     Neff & Ricci LLP



December 5, 2000

Albuquerque, New Mexico